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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Southwest Water Company

We consent to the use of our report dated January 27, 1999, incorporated herein by reference in the Registration Statement on Form S-3 of Southwest Water Company and relating to the balance sheet of Southwest Water Company as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for three years ended December 31, 1998, and to the reference to our firm under the heading "Experts" in the prospectus.

                                    /s/ KPMG LLP
                                    KPMG LLP

Los Angeles, California
May 6, 1999